Exhibit 5.1

12636 High Bluff Drive, Suite 400
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July 27, 2009

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Court

Suite 200

La Jolla, CA 92037

Re:	Registration Statement on Form S-3 (No. 333-159015);

11,500,000 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as counsel to Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representative (the “Underwriters”) on the date hereof by the Company of 11,500,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2009 (File No. 333-159015), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Act (as so filed, together with the additional registration statement relating to the Shares filed pursuant to Rule 462(b) under the Act, the “Registration Statement”), a base prospectus dated May 14, 2009 (the “Base Prospectus”) and a preliminary prospectus supplement dated July 22, 2009 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) (the “Specified IFWP”), and a prospectus supplement dated July 23, 2009 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP or Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

July 27, 2009

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of purchase agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated July 23, 2009 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP